                          ONE LIBERTY PROPERTIES, INC.
                              60 CUTTER MILL ROAD
                           GREAT NECK, NEW YORK 11021
                                ----------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON JUNE 9, 1995
                                ----------------

To The Stockholders of One Liberty Properties, Inc.:

    The  Annual  Meeting  of Stockholders  of  One Liberty  Properties,  Inc., a
Maryland corporation (the "Company" or "One Liberty"), will be held at the Company's offices at 60 Cutter Mill Road, Great Neck, New York, on Friday, June 9, 1995 at 9:00 a.m., local time, for the following purposes:

    1. To elect one Class 3 Director to the Board of Directors of the Company, to hold office for a term expiring in 1998.

    2. To appoint Kenneth Leventhal & Company as the Company's independent certified public accountants for the year ending December 31, 1995.

    3. To transact any other business that may properly come before the meeting or any adjournment or postponement thereof.

    Only holders of record at the close of business on April 18, 1995 are entitled to notice of, and to vote at, the meeting and any adjournment or postponement thereof.

    To assure that your vote will be counted, please complete, date and sign the enclosed form of proxy and return it promptly in the enclosed prepaid envelope, whether or not you plan to attend the meeting. Your proxy may be revoked in the manner described in the accompanying Proxy Statement at any time before it has been voted at the meeting.

                                          By Order of the Board of Directors

                                          Mark H. Lundy, Secretary

Dated: April 28, 1995

             YOUR VOTE IS IMPORTANT. PLEASE EXECUTE AND RETURN THE
                  ENCLOSED PROXY PROMPTLY, WHETHER OR NOT YOU
                      INTEND TO BE PRESENT AT THE MEETING.

                          ONE LIBERTY PROPERTIES, INC.
                              60 CUTTER MILL ROAD
                           GREAT NECK, NEW YORK 11021

                                ----------------

                                PROXY STATEMENT

                                ----------------

                               VOTING AND PROXIES

GENERAL

    The Proxy Statement is being furnished to the stockholders of One Liberty Properties, Inc., a Maryland corporation (the "Company" or "One Liberty"), in connection with the solicitation of proxies by the Board of Directors of One Liberty for use at the Annual Meeting of Stockholders (the "Meeting") to be held at its offices, 60 Cutter Mill Road, Great Neck, New York, on Friday, June 9, 1995 at 9:00 a.m., local time. This Proxy Statement and the related form of proxy are first being mailed to stockholders of One Liberty on or about April 28, 1995. The mailing address of One Liberty's principal executive office is 60 Cutter Mill Road, Great Neck, New York 11021, telephone number (516) 466-3100.

RECORD DATE; VOTING RIGHTS

    The Board of Directors has fixed the close of business on April 18, 1995 ("Record Date") as the date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Accordingly, only stockholders of One Liberty at the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or at any adjournment or postponement thereof.

    As of the close of business on the Record Date, there were outstanding 1,404,119 shares of Common Stock, par value $1.00 per share ("Common Stock"), and 808,776 shares of $16.50 Cumulative Convertible Preferred Stock, par value $1.00 per share ("Preferred Stock"). Each share of Common Stock is entitled to one vote per share on all matters to be presented at the Meeting and each share of Preferred Stock is entitled to one-half vote per share on all matters to be presented at the Meeting. Subject to such limitations as are prescribed by law, the Common Stock and the Preferred Stock vote together as a single class on all matters. The presence, in person or by proxy, of the holders of a majority of the outstanding votes entitled to be cast at the Meeting will constitute a quorum at the Meeting. Abstentions and broker non-votes with respect to particular proposals will not affect the determination of a quorum.

    At the Record Date, Gould Investors L.P., a limited partnership organized under the laws of Delaware ("Gould"), owned 917,400 shares of Common Stock, constituting approximately 65.3% of the Company's outstanding shares of Common Stock and approximately 50.7% of the total voting power of the Company. Gould has sole voting and dispositive power as to all such shares. Gould's principal executive offices are located at 60 Cutter Mill Road, Great Neck, New York 11021. To the best of the Company's knowledge, as of the Record Date, no other person owned more than 5% of the voting power of the Company.

VOTE REQUIRED

    The affirmative vote of a majority of the voting power of the Company present at the meeting, whether attending in person or by properly executed proxy, and constituting a quorum, is required to elect one Class 3 Director to the Company's Board of Directors and to appoint Kenneth Leventhal & Company as the Company's independent certified public accountants for the year ending December 31, 1995. Abstentions as to a particular proposal will have the same effect as votes against such proposal. Broker non-votes as to a particular proposal will not be deemed a part of the voting power present with respect to such proposal, will not count as votes for or against such proposal and will not be included in calculating the number of votes necessary for approval of such proposal. Gould has advised that it will vote all shares of Common Stock owned by it in favor of the election of the nominee to the Board of Directors and to appoint Kenneth Leventhal & Company as the Company's independent certified public accountants for the year ending December 31, 1995.

PROXIES; REVOCATION

    All shares of Common Stock and Preferred Stock that are represented at the Meeting by properly executed proxies received before or at the Meeting, and not revoked, will be voted at the Meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR the election of the nominees to the Company's Board of Directors named herein and FOR the appointment of Kenneth Leventhal & Company as the Company's independent certified public accountants for the year ending December 31, 1995.

    Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised. Proxies may be revoked by (i) filing with the Secretary of the Company, at or before the taking of the vote at the Meeting, a written notice of revocation bearing a later date than the proxy;
(ii) duly executing a subsequent proxy relating to the same shares and delivering it to the Secretary of the Company at or before the voting of such proxy at the Meeting; or (iii) attending the Meeting and voting in person (although attendance at the Meeting will not in and of itself constitute a revocation of a proxy). Any written notice revoking a proxy should be sent to the attention of the Secretary, One Liberty Properties, Inc., 60 Cutter Mill Road, Great Neck, New York 11021 or may be delivered at the Meeting.

    The Board of Directors of the Company does not know of any matters which are to come before the Meeting other than as set forth herein. However, if any other matters are properly presented at the Meeting, the persons named in the enclosed proxy and acting thereunder will have discretion to vote on such matters in accordance with their best judgment.

                             ELECTION OF DIRECTORS

    The Company's Articles of Incorporation, as amended to date, provides for three classes of directors, each class to serve for a term of three years, and each to consist of approximately one- third of the total number of directors. The number of directors on the Company's Board of Directors is currently fixed at five. At the 1995 Annual Meeting, one director will be elected to hold office for a term of three years or until his successor is elected and shall qualify.

    The Company's Board of Directors has nominated Joseph A. Amato as a Class 3 Director to hold office until the 1998 Annual Meeting of Stockholders. The Company's Board of Directors knows of no reason why the nominee for election as a director will not be available for election or, if elected, will be unable to serve as a director. If the nominee should be unavailable for election, the Board of Directors may substitute another nominee and the discretionary authority provided in the proxy will be exercised to vote for such other person in the place of the nominee.

    The following table sets forth certain information, as of April 18, 1995, as to the nominee for director and directors currently holding office.

                                                                       SHARES OF                     PERCENT OF
                         PRINCIPAL OCCUPATION FOR THE PAST      COMMON/PREFERRED STOCK    PERCENT      VOTING
    NAME AND AGE         FIVE YEARS AND OTHER DIRECTORSHIPS       BENEFICIALLY OWNED     OF CLASS     POWER(1)
- - --------------------  ----------------------------------------  -----------------------  ---------  ------------
CLASS 1 -- DIRECTORS SERVING UNTIL THE 1997 ANNUAL MEETING

Fredric H. Gould      Chairman of the Board of the Company and  995,370 Shares of          67.5%
 59 Years              President of Georgetown OLP Corp.,        Common Stock (2)(3)(4)
                       advisor to the Company, since June        4,000 Shares of                          53.10%
                       1989; General Partner of Gould and        Preferred Stock(3)(4)       *
                       President and director of
                       Georgetown Partners, Inc., the managing
                       general partner of Gould; Chairman of
                       the Board and Chief Executive Officer
                       of BRT Realty Trust and President and
                       director of REIT Management Corp.,
                       advisor to BRT Realty Trust; Director
                       of BFS Bankorp, Inc.
Arthur Hurand         Director of the Company since June 1989;  5,000 Shares of              *      *
 77 Years              Private Investor; General Partner of      Common Stock(6)
                       Motor Inn Limited Partnership; Trustee
                       of BRT Realty Trust.

                                                                       SHARES OF                     PERCENT OF
                         PRINCIPAL OCCUPATION FOR THE PAST      COMMON/PREFERRED STOCK    PERCENT      VOTING
    NAME AND AGE         FIVE YEARS AND OTHER DIRECTORSHIPS       BENEFICIALLY OWNED     OF CLASS     POWER(1)
- - --------------------  ----------------------------------------  -----------------------  ---------  ------------
CLASS 2 -- DIRECTORS SERVING UNTIL 1996 ANNUAL MEETING
Marshall Rose         Vice Chairman of the Board of the         923,400 Shares of            62.7%         49.2%
 58 Years              Company and Chairman of the Board of      Common Stock (2)(5)
                       the advisor to the Company since June
                       1989; General Partner of Gould and
                       Chairman of the Board of Georgetown
                       Partners, Inc.; Vice Chairman of the
                       Board of BRT Realty Trust and Chairman
                       of the Board of the advisor to BRT
                       Realty Trust; President of Georgetown
                       Equities, Inc.
Charles L.            Director of the Company since June 1989;  5,000 Shares of              *           *
 Biederman             Real estate developer; Vice President     Common Stock
 61 Years              of Colorado Hotel Management, Inc.;
                       President of Woodstone Homes, Inc;
                       Executive Vice President of Sunstone
                       Hotel Management, Inc., hotel
                       management.
CLASS 3 -- NOMINEE FOR ELECTION AS A DIRECTOR FOR A TERM EXPIRING IN 1998
Joseph A. Amato       Director of the Company since June 1989;  5,219 Shares of              *           *
 58 Years              Building and land developer; President    Common Stock(6)
                       of Kent Management Corp.; Managing
                       Partner of Harriman Business Park.
All Officers and Directors as a group (15 persons)              1,125,839 Shares of          76.4%
                                                                 Common Stock(7)                           60.6%
                                                                 24,550 Shares of
                                                                 Preferred Stock(7)           3.0%

- - ------------------------
 *   Less than 1%
(1) Each share of Common Stock is entitled to one vote per share and each share of Preferred Stock is entitled to one-half vote per share.
(2) Fredric H. Gould and Marshall Rose are general partners of Gould and executive officers of Georgetown Partners, Inc., the managing general partner of Gould. Gould owns of record and beneficially 917,400 shares of Common Stock.
(3) With respect to the Common Stock, includes 917,400 shares of Common Stock owned by Gould, 500 shares of Common Stock owned by the Gould Family Foundation and 9,000 shares of Common Stock underlying incentive stock options. With respect to the Preferred Stock, includes 1,800 shares of Preferred Stock owned by the Gould Family Foundation.
(4) Does not include 16,270 shares of Common Stock and 6,300 shares of Preferred Stock owned by Mr. Gould's wife, as to which shares Mr. Gould disclaims any beneficial interest.
(5) Includes 917,400 shares of Common Stock owned by Gould and 3,000 shares underlying incentive stock options.

(6)  Includes  5,000  shares underlying  stock options  granted  to each  of Mr.
     Hurand and Mr. Amato.
(7) Includes 169,500 shares underlying stock options granted to the officers and directors of the Company. The total is qualified by notes (1) through
     (6) above.

    Matthew J. Gould, the President of the Company and Jeffrey A. Gould, a Vice President of the Company are brothers, and the sons of Fredric H. Gould, the Company's Chairman of the Board.

    The Board of Directors recommends a vote "For" the election of the nominee as a director. Proxies solicited by the Board of Directors will be so voted unless stockholders specify a contrary choice in their proxies.

DIRECTORS' MEETINGS; COMMITTEES OF THE BOARD

    The Company's Board of Directors holds regular quarterly meetings. In addition, special meetings may be called from time to time. In 1994 the Board of Directors held five meetings. Each director of the Company attended 75% or more of the meetings of the Board of Directors of the Company during 1994. Each unaffiliated director was paid an annual retainer of $10,000 for services as a director in 1994.

    Messrs. Arthur Hurand, Charles Biederman and Joseph Amato constitute the Company's audit committee. The audit committee reviews the Company's annual financial statements, the adequacy of accounting and financial controls, the Company's real estate investment trust status and the selection and services of the Company's independent certified public accountants. The audit committee held one meeting in 1994. The Company does not have a compensation or nominating committee or any committee performing similar functions.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Section 16(a) of the Securities Exchange Act of 1934 ("Section 16(a)") requires executive officers and directors, and persons who beneficially own more than 10% of the Company's shares, to file Initial Reports of Ownership and Reports of Changes in Ownership with the Securities and Exchange Commission ("SEC") and the American Stock Exchange. Executive officers, directors and greater than 10% beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. The Company prepares and files the requisite forms on behalf of its executive officers and directors. Based on a review of information supplied to the Company by the executive officers and directors, the Company believes that all Section 16(a) filing requirements applicable to its executive officers, directors and greater than 10% beneficial owners were complied with, except that Simeon Brinberg, a Vice President, filed an amended Form 4 in January 1995, amending a Form 4 filed on a timely basis in August 1994, to include information concerning ownership of preferred shares, which was inadvertently omitted from the August 1994 filing. The acquisition and ownership of these preferred shares had been previously reported on a timely basis.

                             EXECUTIVE COMPENSATION

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

    In view of the fact that the officers of the Company did not receive any monetary compensation in 1992, 1993 and 1994 for their services as officers of the Company, the directors of the Company did not appoint a compensation committee or other committee performing equivalent functions. The Board of Directors makes all compensation determinations.

    The Board of Directors administers the Company's stock option plan. The stock option plan is designed to afford executive officers, directors and other key personnel an opportunity to aquire a proprietary interest in the Company in order to incentivize such persons. The Board of Directors considers stock option grants on an irregular basis. The Board determines, subject to the terms of the Plan, the timing of grants, the individuals to whom grants shall be made, the number of options to be granted to each individual, the exercise price and the vesting periods.

Board of Directors:
Fredric H. Gould
Marshall Rose
Joseph A. Amato
Charles L. Biederman
Arthur Hurand

STOCK OPTION PLAN

    On October 16, 1989 the Board of Directors adopted a stock option plan, which was approved by the Company's stockholders on June 4, 1990. The Plan provides for the issuance of up to 225,000 shares of Common Stock to officers, directors, and key employees of the Company. Options are granted at per share amounts at least equal to their fair market value on the date of grant. The options granted may be either incentive stock options or options which do not qualify as incentive stock options. The Plan does not provide for awarding stock appreciation rights. No options were granted in 1994.

    The following table sets forth information with respect to the exercise of stock options by the Company's Chairman of the Board, Vice Chairman of the Board and President and Chief Executive Officer in 1994 and the number and value of unexercised options held by each of them at December 31, 1994.

        STOCK OPTION EXERCISED AND FISCAL YEAR END OPTION VALUES IN 1994

                                                              NUMBER OF SECURITIES
                                                             UNDERLYING UNEXERCISED        VALUE OF UNEXERCISED
                                                             OPTIONS AT FISCAL YEAR      IN-THE-MONEY OPTIONS AT
                                                                       END                 FISCAL YEAR END (2)
                           SHARES ACQUIRED      VALUE       -------------------------   --------------------------
          NAME               ON EXERCISE     REALIZED (1)   EXERCISABLE UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- - -------------------------  ---------------   ------------   ---------   -------------   -----------   ------------
Fredric H. Gould.........      29,000           $17,125        --           9,000          --         $    12,376
Marshall Rose............       3,000             4,875        --           3,000          --               4,126
Matthew Gould............       6,500             4,063        --           6,500          --               8,938

- - ------------------------
(1) Value realized is the aggregate market value, on the date of exercise, of the shares acquired less the aggregate exercise price paid for such shares.

(2) Value of unexercised options is the aggregate market value of the underlying shares (based on the closing price on December 31, 1994, which was $10 1/2 per share) less the aggregate exercise price for such shares.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN

    The following graph compares the performance of the Company's Common Stock with the Standard & Poor's 500 Stock Index and a peer group index consisting of 22 publicly traded hybrid REIT's prepared by the National Association of Real Estate Investment Trusts. A list of these REITs is available on request. The graph assumes $100 was invested on January 1, 1990 in the Company's Common Stock, the S&P 500 Index and the peer group index and assumes the reinvestment of dividends.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              ONE LIBERTY PROPERTIES, INC.      S&P 500     NAREIT HYBRID
Dec-89                                    100        100                 100
Dec-90                                     62         97                  72
Dec-91                                     93        126                 100
Dec-92                                    115        138                 116
Dec-93                                    158        150                 141
Dec-94                                    162        152                 147

                                                                                  CUMULATIVE TOTAL RETURN
                                                        ----------------------------------------------------------------------------
                                                           12/89        12/90        12/91        12/92        12/93        12/94
                                                           -----        -----        -----        -----        -----        -----
One Liberty Properties, Inc...........................         100           62           93          115          156          162
S & P 500.............................................         100           97          126          136          150          152
Nareit Hybrid.........................................         100           72          100          116          141          147

                 INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

    The Company entered into a management agreement with Georgetown OLP Corp. (the "Manager") effective July 1, 1989, as amended (the "Management Agreement"). Pursuant to the Management Agreement, the Manager is responsible for the day-to-day operations of the Company, serves as consultant to the Company in connection with certain policy decisions made by the Company's Board of Directors and performs various services in connection with property and asset management on behalf of the Company. The Management Agreement provides that the Manager is entitled to receive an annual fee ("Management Fee") equal to 2 1/2% of the Company's gross revenues (as defined in the Management Agreement), as well as fees for additional services performed with respect to lease structuring and mortgage loans made by the Company. In addition, the Manager will share equally with the Company in all transaction fee income earned for originating transactions on behalf of the Company. If and to the extent that the Company requests the Manager to render services for the Company other than those required to be rendered by the Manager thereunder, such additional services are compensated separately on terms agreed upon between the Manager and the Company, which terms shall be fair and reasonable and at least as favorable to the Company as similar arrangements for comparable transactions of which the Company is aware with organizations which are not affiliates of the Manager.

    Pursuant to the Management Agreement, the Company bears all costs for borrowed money; brokerage fees, commissions and related expenses; taxes applicable to the Company; rental for office space used by the Company (including an allocated portion of office space occupied jointly with affiliates of the Manager, provided that the allocation of the rent expense is approved by a majority of the Company's directors, including the independent directors); audit and accounting fees and bookkeeping cost and expenses; legal fees; expenses of litigation; fees and expenses incurred in connection with the issuance, distribution, transfer, registration and stock exchange listing of the Company's securities; fees of advisers and consultants, independent contractors, managers and other agents employed by the Company (other than the Manager); expenses in connection with the acquisition, disposition, leasing and ownership of investment assets, including, but not limited to, travel expenses, cost of appraisal, cost of leasing, maintenance, repair, improvement, brokerage and sales commissions and expenses of managing the Company's real property interests; insurance costs; salaries and expenses payable to directors, officers and employees of the Company; expenses in connection with the payment of dividends; expenses in connection with communications with the Company's stockholders; and expenses in complying with requirements of governmental bodies. The Management Fee and operating expenses borne by the Company are subject to a limitation pursuant to which the total operating expenses of the Company cannot exceed, in any fiscal year, the greater of 2% of its average invested assets or 25% of its net income for such fiscal year, unless such excess is approved by the Board of Directors of the Company and the stockholders of the Company are informed thereof. Operating expenses in the Management Agreement are defined to exclude expenses related to raising capital, interest, the amortized cost of borrowing, taxes, and direct property acquisition and property disposition costs, leasing costs and maintenance and management costs.

    Pursuant to the Management Agreement, the Manager does not assume responsibility other than to render the services called for thereunder in good faith and is not responsible for any action of the Board of Directors of the Company in following or declining to follow any advice or recommendation of the Manager. The Manager, its directors, officers, stockholders, employees and affiliates have disclaimed liability to the Company, the Company's stockholders or others, except by reason of acts constituting bad faith, willful misfeasance, gross negligence or reckless disregard of their duties. The Company agreed to indemnify the Manager and its affiliates with respect to all expenses, losses, damages, liabilities, demands, and charges performed or omitted by the Manager in good faith and in accordance with the standards set forth in the Management Agreement.

    The Management Agreement would have expired December 31, 1997. Effective December 31, 1994 the Management Agreement was terminated by the mutual agreement of the Company and the Manager and therefore, commencing January 1, 1995, the Company became a self-managed real estate investment trust. The Company, under the Management Agreement, paid or accrued management fees to the Manager in the amount of $103,086 for 1994. In addition, during the year ended December 31, 1994, the Company paid $42,500 to the Manager for services rendered in connection with obtaining the mortgage financing on a property the Company purchased in June 1994.

    Fredric H. Gould, Chairman of the Board of the Company, is the sole shareholder and President of the Manager, and Marshall Rose, a Director of the Company and Matthew Gould, President of the Company, are the Chairman and Senior Vice President, respectively, of the Manager. In addition, Israel Rosenzweig, Jeffrey A. Gould, Nathan Kupin, David W. Kalish and Simeon Brinberg, executive officers of the Company, are executive officers of the Manager. The Company, the Manager and other related entities, including Gould, occupy common office space and personnel. In 1994 $122,057 of common general and administrative expenses, including rent expense, were allocated to the Company. This amount includes $32,474 and $24,046, allocated to the Company for legal services and accounting services performed by Simeon Brinberg and David W. Kalish, respectively. Messrs. Brinberg and Kalish, who receive remuneration or payment of fees directly from Gould and related entities, are also executive officers of the Company. The allocation of common general and administrative expenses is computed on a quarterly basis and is based on the time devoted by executive, administrative and clerical personnel to the affairs of each participating entity.

    Individuals and entities affiliated with the Manager may perform similar services for other companies and there may, therefore, be conflicts with respect to the allocation of time, personnel and other resources. Messrs. Fredric and Matthew Gould and Rose and the other executive officers of the Company and the Manager are engaged in a number of other activities and devoted such time as was required for performance of the duties of the Manager under the Management Agreement.

    In December, 1991, the Company sold to Gould Investors L.P. ("Gould") 13 retail locations net leased to Total Petroleum Inc. for an aggregate consideration of $8,107,020. Gould, as set forth under the caption "Voting and Proxies; Record Date; Voting Rights" owned at the Record Date 917,400 shares of Common Stock, constituting approximately 65.3% of the outstanding Common Stock of the Company and 50.7% of the Company's total voting power. Fredric H. Gould and Marshall Rose, Chairman and Vice Chairman, respectively, of the Board of Directors of the Company, are general partners of Gould and executive officers of the Managing General Partner of Gould, and combined with entities and persons affiliated or related to them own approximately 62% of the outstanding limited partnership interests of Gould. Matthew Gould, President of the Company, and Simeon Brinberg, David W. Kalish, Israel Rosenzweig, Nathan Kupin, Jeffrey Gould and Mark Lundy, all executive officers of the Company, are executive officers of the Managing General Partner of Gould and each of them, except for David W. Kalish, Nathan Kupin and Mark Lundy, is a limited partner of Gould. The net lease to Total Petroleum is for an initial term of twenty years at an annual rent of approximately $835,000 through May 15, 1995, increasing by 3% annually. The selling price consisted of cash of $1,257,020 and $6,850,000 in a ten year first mortgage, secured by these 13 properties located in the state of Michigan, paying interest only until maturity, with an annual interest rate of ten percent for the first five years and ten and one half percent for the last five years. The interest income amounted to $685,000 for the year ended 1994. The real estate, which was acquired in December 1989 (with one additional location) for a consideration of $10,491,000, had a carrying value at the date of sale of approximately $7,733,000 (after a provision for impairment of real estate due to the bankruptcy of the then net lessee, the rejection of the lease by the bankrupt and the completion of a new lease with Total Petroleum at a materially reduced annual rent and environmental problems discovered during the negotiations with Total Petroleum) and the sale resulted in a net gain, after expenses, of approximately $131,000. The selling price was determined by capitalizing the cash flow at a rate competitive for the type of property involved and the terms of the mortgage were determined by examining the terms of mortgages for similar properties at the time the transaction was consummated. This transaction provided the Company with a yield at least as favorable as could have been obtained from an unrelated party and at a reduced risk. The transaction, which was proposed by the Company's executive officers (who are also partners of Gould and executive officers of Gould's Managing General
Partner), was approved by the directors of the Company, including the unaffiliated directors.

    In January 1992, the Company made a first mortgage loan to Gould in the amount of $1,200,000. In 1994, the mortgage note carried interest of 10% per annum, with minimum amortization of $5,000 per month. The note, which was to mature in January, 1995 has been extended to January 31, 1997 at an interest rate of 11%. This mortgage receivable is secured by the commercial space and four cooperative apartments located on East 86th Street, in Manhattan, N.Y. The largest aggregate amount outstanding on this indebtedness during 1994 was $1,080,000. The unpaid balance at December 31, 1994 is $920,000. The interest income on this mortgage loan amounted to $99,859 for the year ended 1994. On the date this transaction was entered into by the Company with Gould and when it was extended it was management's judgment that the loan was well secured and provided a yield at least as favorable as could have been obtained from an unrelated third party. The President of the Company, who is also a partner of Gould and an officer of the Managing General Partner of Gould, presented this opportunity to the Board, which unanimously approved the transaction.

    On February 26, 1993 the Company purchased from an unrelated entity 28.9% of a 16.67% portion of an indebtedness due to various institutions by BRT Realty Trust ("BRT"). Fredric H. Gould, Chairman of the Board of the Company, is Chairman of the Board of BRT, Marshall Rose, Vice Chairman of the Board of the Company is Vice Chairman of the Board of BRT and Matthew Gould, President of the Company, is a Vice President of BRT. In addition Arthur Hurand is a director of the Company and a trustee of BRT, and Israel Rosenzweig and Nathan Kupin, Vice Presidents of the Company, are trustees of BRT and David W. Kalish, Simeon Brinberg, and Jeffrey Gould, Vice Presidents of the Company, are Vice Presidents of BRT. The Company paid $3,215,142 for a $4,626,720 share of the principal amount of such indebtedness. The Company paid the same price (i.e., received the same discount) for its portion of the indebtedness as the unrelated entity paid. The debt was bought by the unrelated entity from the Federal Deposit Insurance Corporation ("FDIC") in a competitive public auction. The principal earns interest at prime plus one percent and requires certain minimum principal payments through its maturity date of June 30, 1997. The largest aggregate amount outstanding was $4,369,354 during 1994. At December 31, 1994 the Company's portion of this indebtedness had been reduced to $3,033,774. This opportunity was brought to the attention of the Company by the officers of BRT because of the beneficial yield to maturity on this investment. The purchase of this indebtedness was approved by the independent directors of the Company.

    On July 30, 1993, as a result of a public auction, the FDIC sold to an entity related to the Company, for a consideration of $19,000,300, a $23,000,000 first mortgage, providing for an interest rate of 8% per annum, secured by an office building located in Manhattan, New York. The office building which secures this mortgage is owned by a partnership in which Gould is General Partner and in which Gould owns substantially all of the partnership interests. Simultaneously with the purchase, $13,181,000 was advanced by an unrelated party, $6,080,000 (which includes closing costs) was advanced by the Company, and the mortgage was severed into a first mortgage of $13,181,000 paying interest at 9 1/2% per annum held by the unrelated party and a subordinate wrap mortgage of $9,819,000 held by the Company. Both the first mortgage and the wrap mature in 2005 at which time the first mortgage will be fully amortized and the wrap mortgage will have a principal balance of approximately $4,000,000. The Company receives monthly principal and interest payments of $79,318 and at December 31, 1994 its principal balance has been reduced to approximately $9,224,000. The largest aggregate amount outstanding on this indebtedness during 1994 was $9,611,268. Interest income, including amortization of the discount of $310,200, amounted to $873,459 for the year ended 1994. The opportunity to bid for this mortgage was brought to the Company's attention by Fredric H. Gould, an executive officer of the Company and a general partner and executive officer of the Managing General Partner of Gould. The Company determined the amount of its bid after exploring its ability to obtain financing and then examining the yield to maturity (approximately 14.5% per annum) and the risk. This transaction was approved by the independent directors of the Company.

    The building which secures the first mortgage and the wrap mortgage is leased to the City of New York. The lease expires in 2005 with an option to renew for an additional five years and provides the City with a limited right of termination. The first mortgage and the wrap mortgage are nonrecourse to the owner of the building.

    In June, 1994 the Company acquired from a wholly owned subsidiary of BRT the fee interest of a property located in midtown Manhattan for a consideration of $5,525,000 plus closing costs of $124,537. The opportunity to purchase this property was brought to the attention of the Company by Fredric H. Gould, Israel Rosenzweig and Jeffrey Gould, officers of BRT. The property, which collateralized a mortgage loan made by BRT and was acquired by BRT in 1994 in a foreclosure action, was in the opinion of the Chairman of the Board and the President of the Company, the type of long term net leased property which fits the Company's business objective of owning long term net leased assets. The purchase price was determined by the officers of BRT and the officers of One Liberty by capitalizing the future income stream at a capitalization rate appropriate for the type of property, but was subject to the receipt of an independent real estate appraisal. After a receipt of an independent appraisal substantiating the purchase price the acquisition was consummated. Simultaneously with the purchase, the Company obtained a $4,250,000 non-recourse mortgage from a local institution. The fee position was acquired by the Company subject to a long term net lease with a current annual rental of $550,000, with increases in net rent every five years. The next rent increase will be in 1999.

    In January, 1995 the Company acquired, in a single transaction, sixteen (16) net leased properties (including the reacquisition of the thirteen (13) retail locations leased to Total Petroleum, Inc.) and a mortgage receivable from Gould. The properties are all net leased on a long term basis to unrelated third parties. The consideration paid for the properties was comprised of (i) the extinguishment of the $6,850,000 mortgage loan which the Company held on the thirteen (13) Total Petroleum properties, and (ii) 1,030,000 restricted convertible preferred shares of BRT Realty Trust and 173,719 beneficial shares of BRT Realty Trust owned by the Company. The closing price of the BRT beneficial shares on the New York Stock Exchange on the date the transaction was consummated was $3 5/8. The preferred shares do not trade publicly. The transaction was proposed by the Company's executive officers (who are also partners of Gould and executive officers of Gould's Managing General Partner) and was approved by the Company's Board of Directors, including the unaffiliated directors. The Company's Board of Directors received, prior to and as a condition to the consummation of the transaction, a valuation analysis on the sixteen (16) properties and an opinion from an independent investment banker to the effect that the transaction was fair to the Company from a financial point of view. The Company did not recognize a gain or a loss on this transaction, but recorded the assets acquired at the carrying amount of the assets exchanged, plus transaction costs, resulting in a reclassification from investments in BRT and mortgages receivable to real estate investments, at cost.

             SELECTION OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The Board of Directors of the Company selected the firm of Kenneth Leventhal & Company as independent certified public accountants to audit the books, records and accounts of the Company for the year ending December 31, 1995. That firm has acted as the Company's independent certified public accountants since October 1989. Representatives of Kenneth Leventhal & Company are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to questions of the Company's stockholders.

    If the Company's stockholders do not ratify the selection of Kenneth Leventhal & Company, the selection of independent certified public accountants will be made by the Company's Board of Directors.

                               PROXY SOLICITATION

    All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement, will be paid by the Company. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of the Company, in person or by telephone, telegram or other means of communication. None of such directors, officers and employees will be additionally compensated for, but may be reimbursed for out-of-pocket expenses incurred in connection with, such solicitation.

    Arrangements will also be made with custodians, nominees and fiduciaries for forwarding proxy solicitation material to beneficial owners of Common Stock and Preferred Stock held of record by such custodians, nominees and fiduciaries, and for release to the Company of information regarding beneficial ownership of shares held of record by such custodians, nominees, and fiduciaries so that the Company may forward proxy solicitation materials directly to such beneficial owners. In each such case, the Company, upon request, will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection with such arrangements.

                             STOCKHOLDER PROPOSALS

    Stockholders desiring to submit a proposal to the stockholders of the Company for inclusion in the proxy materials of the Company's Board of Directors for the Annual Meeting of Stockholders anticipated to be held in June 1996, must submit such proposal in writing no later than February 8, 1996, to the Company, at 60 Cutter Mill Road, Great Neck, New York 11021. The Company reserves the right to omit any proposal from its proxy materials which the Company is not required under applicable laws and rules to include therein.

                                 ANNUAL REPORT

    The Annual Report for the year ended December 31, 1994 is being furnished to stockholders concurrently with this Proxy Statement. Additional copies of the Annual Report are available to any stockholder of the Company upon written request directed to the Company, at 60 Cutter Mill Road, Great Neck, New York 11021, Attention: Secretary. A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1994 will be supplied to stockholders without charge upon written request similarly directed.

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


1.   ELECTION OF
     NOMINEE:  Joseph A. Amato
     As Class 3 Director

     FOR the nominee     WITHHOLD AUTHORITY
                         to vote for nominee

          / /                    / /



2. To Ratify the selection of Kenneth Leventhal & Company as the Company's Independent Certified Public Accountants for the year ending December 31, 1995.

                    FOR       AGAINST        ABSTAIN
                    / /         / /            / /


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE AND THE APPOINTMENT OF KENNETH LEVENTHAL & COMPANY.

SIGNATURE                                         DATE
         ---------------------------------------      -----------------------


SIGNATURE                                         DATE
         ---------------------------------------      -----------------------


NOTE: When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY                     ONE LIBERTY PROPERTIES, INC.                     PROXY
                                  COMMON STOCK
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               PROXY FOR THE MEETING OF STOCKHOLDERS JUNE 9, 1995.


     The undersigned hereby appoints Fredric H. Gould, Matthew J. Gould and Simeon Brinberg, or any of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Common Stock of One Liberty Properties, Inc. held of record by the undersigned on April 18, 1995, at the Annual Meeting of Stockholders to be held on Friday June 9, 1995 at 9:00 A.M. New York time, at One Liberty Properties, Inc., 60 Cutter Mill Road, Great Neck, New York and at any adjournment thereof.

                         (To be Signed on Reverse Side)

/X/  PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.


1.   ELECTION OF
     NOMINEE:  Joseph A. Amato
     As Class 3 Director

     FOR the nominee     WITHHOLD AUTHORITY
                         to vote for nominee

          / /                    / /



2. To Ratify the selection of Kenneth Leventhal & Company as the Company's Independent Certified Public Accountants for the year ending December 31, 1995.

                    FOR       AGAINST        ABSTAIN
                    / /         / /            / /


IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES AND THE APPOINTMENT OF KENNETH LEVENTHAL & COMPANY.

SIGNATURE                                         DATE
         ---------------------------------------      -----------------------


SIGNATURE                                         DATE
         ---------------------------------------      -----------------------


NOTE: When signing as attorney, as executor, as administrator, trustee or guardian, please give full title as such. If a corporation please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

PROXY                     ONE LIBERTY PROPERTIES, INC.                     PROXY
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                              PREFERRED STOCK
               PROXY FOR THE MEETING OF STOCKHOLDERS JUNE 9, 1995.


     The undersigned hereby appoints Fredric H. Gould, Matthew J. Gould and Simeon Brinberg, or any of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of $16.50 cumulative convertible preferred stock of One Liberty Properties, Inc. held of record by the undersigned on April 18, 1995, at the Annual Meeting of Stockholders to be held on Friday June 9, 1995, at 9:00 A.M. New York time, at One Liberty Properties, Inc., 60 Cutter Mill Road, Great Neck, New York and at any adjournment thereof.


                         (To be Signed on Reverse Side)